UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

OriginOil, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2015, a holder of convertible promissory notes converted an aggregate principal and interest amount of $115,558 into an aggregate of 3,383,822 shares of the common stock of OriginOil, Inc. (the “Company”).

On April 10, 2015, the Company’s Board of Directors authorized the issuance of 1,000 shares of Series A Preferred Stock (the “New Series A Preferred Stock”) to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry. The terms of the New Series A Preferred Stock are discussed more fully in Item 3.03 of this filing.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, as amended since, among other things, the transactions did not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

On April 10, 2015, the Company filed a Certificate of Designation for its New Series A Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as New Series A Preferred Stock. The shares of New Series A Preferred Stock have a par value of $0.0001 per share. The New Series A Preferred Shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the New Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to 51% of the total vote (representing a super majority voting power) effecting a name change of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of New Series A Preferred Stock. For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the New Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

The shares of the New Series A Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) 90 days following the date on which this Certificate of Designation is filed with the Secretary of State of Nevada, (ii) on the date that Mr. Eckelberry ceases, for any reason, to serve as officer, director or consultant of the Company, or (iii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the New Series A Preferred Stock set forth in this Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the New Series A Preferred Stock, or effecting any reclassification of the New Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of New Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of New Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of New Series A Preferred Stock.

The adoption of the New Series A Preferred Stock and its issuance to Mr. Eckelberry was taken to allow the Company to effect a name change of the Company. This description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

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Item 5.01 Changes in Control of Registrant.

On April 10, 2015, the Company authorized the issuance of 1,000 shares of New Series A Preferred Stock to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry. As a result of the super majority voting power of the New Series A Preferred Stock described above, Mr. Eckelberry will have the power to control the voting of shares of common stock of the Company with respect to a name change of the Company and as such on such date, a change in control occurred.

On April 10, 2015, Mr. Eckelberry beneficially owned 793,602 shares of the Company's common stock (representing less than 1% of the outstanding common stock on such date). Such shares do not include 40,000,000 shares of common stock subject to a restricted stock award grant made to Mr. Eckelberry on November 13, 2014. Upon the issuance of the 1,000 shares of the Company’s New Series A Preferred Stock, Mr. Eckelberry had the voting equivalent of  61,833,774 shares of common stock or approximately 51% of the Company's voting stock as of April 10, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors of the Company appointed Jean-Louis Kindler, age 52, as an executive officer with the title Chief Operating Officer.

Mr. Kindler has served as the Company’s Chief Commercial Officer since April 1, 2014 and director since January 2014. Mr. Kindler is a veteran of 25 years as both a top executive and engineer in environmental technologies. He joined the Company after three years as co-founder in 2010 of Ennesys, the company’s French joint venture, where he designed its acclaimed patent-pending waste-to-energy system. Prior to that from 2006 to 2009, he served as CEO of MHS Equipment, a French nanotechnologies equipment manufacturing firm, where he led the development of a revolutionary fuel cell process. Earlier in his career he spent twenty years in Japan which gave him a unique insight into the fast-growing Asian markets. There, as principal of incubator Pacific Junction Corporation, Mr. Kindler completed various assignments such as technology sourcing for the French industrial group Alstom, implementing a hydrogen production system using waste biomass as feedstock, and developing the market for a fluids mixing technology that helped inspire early the Company inventions. Mr. Kindler holds a Masters in Economics and Public Policies from the Institute of Political Sciences in Lyon, France, and an MBA in International Management.

Mr. Kindler has no family relationship with any of the Company's executive officers or directors. There are no arrangements or understandings between Mr. Kindler and any other person pursuant to which he was appointed as the Chief Operating Officer.

Since April 1, 2014, Mr. Kindler has served as the Company’s Chief Commercial Officer in a non-executive officer capacity. Under the terms of an employment agreement with Mr. Kindler entered into on March 25, 2014, effective April 1, 2014, Mr. Kindler is entitled to a base salary of $144,000 per annum and a sales commission ranging from 2% to 3% of monthly sales depending on the amount of monthly sales, which commission may be changed from time to time. Mr. Kindler’s employment is on an “at-will” basis however in the event that the Company terminates Mr. Kindler’s employment, Mr. Kindler will be entitled to three months base salary plus relocation expenses not to exceed $20,000. The employment agreement further provides that the Company intends to make a restricted stock award to Mr. Kindler and that he may participate in the Company’s benefit plans. As previously reported, Mr. Kindler was granted a restricted stock award of 5,000,000 and 2,450,000 shares of common stock, respectively, on November 13, 2014 and March 27, 2015.

The description of the employment agreement is only a summary and is qualified in its entirety by reference to a copy of the employment agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on June 3, 2014, the Company amended its Articles of Incorporation for the creation of its Series A Preferred Stock (“Old Series A Preferred Stock”) which provided supermajority voting rights to the holders of Old Series A Preferred Stock to increase the authorized share capital of the Company.  On April 10, 2015, the Company filed a Certificate of Withdrawal of the Certificate of Designation of the Old Series A Preferred Stock, a copy of which is attached to this Current Report as Exhibit 3.2.

On April 10, 2015, the Company amended its Articles of Incorporation for the creation of its New Series A Preferred Stock. The rights and privileges of the New Series A Preferred Stock are discussed more fully above, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

On April 13, 2015, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of Nevada to effect a name change from “OriginOil, Inc.” to “OriginClear, Inc.” to more accurately describe the Company’s business. The name change was approved by the Board of Director of the Company and holders of more than 50% of the voting power of the Company’s capital stock on April 13, 2015. The Company’s ticker symbol and CUSIP remain unchanged.

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Item 8.01 Other Events.

On April 16, 2015, the Company issued a press release announcing the name change and appointment of Mr. Kindler. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Series A Certificate of Designation of OriginOil, Inc.
3.2	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock of OriginOil, Inc.
3.3	Certificate of Amendment of OriginOil, Inc.
10.1	Employment Agreement between OriginOil, Inc. and Jean-Louis Kindler
99.1	Press Release dated April 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

April 16, 2015	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer